EXHIBIT 99.1

CONTACT

Tierney Saccavino

(914) 326-5104

tsaccavino@acorda.com

FOR IMMEDIATE RELEASE

Acorda Provides 2019 Highlights and 2020 Guidance at J.P. Morgan Healthcare Conference

•	2019 Total Net Product Revenue of approximately $178 Million (unaudited)
•	2019 Year End Cash, Cash Equivalents, Short Term Investments and Restricted Cash of approximately $169 Million (unaudited)
•	Capital Structure Strengthened via Expense and Debt Restructurings

ARDSLEY, N.Y. – January 15, 2020 – Acorda Therapeutics, Inc. (Nasdaq: ACOR) today provided 2019 highlights and 2020 guidance and priorities at the 38th Annual J.P. Morgan Healthcare Conference in San Francisco.

“The approval and launch of INBRIJA was an important milestone for Acorda; we believe this product will become a standard of care in the treatment of OFF episodes in Parkinson’s Disease,” said Ron Cohen, M.D., Acorda’s President and CEO. “In 2020, we plan to build on our experience from the first nine months of launch, focused on driving patient demand for INBRIJA.”

Dr. Cohen continued, “In 2019, we also took important steps toward strengthening our capital structure and improving our balance sheet by implementing a corporate restructuring in October, reducing 2020 expenses by about $60 million, and restructuring our convertible debt. Notably, we successfully exchanged $276 million notional value of 2021 convertible notes, at a 5% discount, for $207 million of December 2024 notes, convertible at a significant premium, and $55 million of cash. We are also working to identify additional opportunities to manage costs. These actions have positioned Acorda to deliver long-term value for our shareholders.”

2019 Financials

•	AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg net revenue for 2019 of $162.6 million (unaudited).
•	INBRIJA® (levodopa inhalation powder) net revenue for 2019 of $15.3 million (unaudited).

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Product net revenue for 2019 of $178 million, with total revenue of approximately $188 million (unaudited).  Product revenue excludes royalty revenue, primarily Fampyra royalty revenue obligations owed to Healthcare Royalty Partners.

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The Company continues to expect full year non-GAAP 2019 operating expense of $240 - $250 million. This is a non-GAAP projection that excludes restructuring costs and share-based compensation as more fully described below under “Non-GAAP Financial Measures”.

•	In December 2019, the Company successfully exchanged $276 million notional value of 2021 convertible notes.
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2019 year-end cash, cash equivalents, short term investments and restricted cash were approximately $169 million (unaudited). Restricted cash includes $42.7 million in escrow related to the 6% semi-annual interest portion, payable in cash or stock, of the convertible note exchange completed in Q4 2019. If the Company elects to pay interest due in stock, the cash equivalent will be released from escrow.

•	Final results are subject to completion of the Company’s year-end audit.

Financial Guidance

•	Total product net revenue for the full year 2020 is expected to be $120 - $150 million, with total revenue expected to be $130 - $160 million.
•	INBRIJA net revenue for the full year 2020 is expected to be $35 - $40 million.
•	Expected INBRIJA U.S. annual peak sales has been revised to $300 - $500 million
•	AMPYRA net revenue for the full year 2020 is expected to be $85 - $110 million.
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Operating expenses for the full year 2020 are expected to be $170 - $180 million, reduced from previous guidance of $180 - 190 million. This guidance is a non-GAAP projection that excludes restructuring costs and share-based compensation as more fully described below under “Non-GAAP Financial Measures.”

Presentation/Webcast Details

Dr. Cohen will present at the 38th Annual J.P. Morgan Healthcare Conference in San Francisco on Thursday, January 16 at 9:30am PST / 12:30pm EST.

A live audio webcast of the presentation can be accessed under “Investor Events” in the Investor section of the Acorda website at www.acorda.com, or you may use the link:

https://jpmorgan.metameetings.net/events/hc20/sessions/30359-acorda-therapeutics-inc/webcast.

Non-GAAP Financial Measures

This press release includes financial measures that were not prepared in accordance with accounting principles generally accepted in the United States (GAAP).  In particular, we have provided 2019 and 2020 operating expense guidance on a non-GAAP basis, as the guidance excludes restructuring costs and share-based compensation charges. Reconciliations of these measures to the most directly comparable GAAP financial measures are not available at this time because our analysis of 2019 financial performance (including restructuring costs and share-based compensation expense) is ongoing, and because the 2020 financial measures are forward looking in nature and the amount of compensation charges needed to reconcile these measures to the most directly comparable GAAP financial measures is dependent on future changes in the market price of our common stock. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, the Company believes that the presentation of these non-GAAP financial measures, when viewed in conjunction with actual GAAP results, provides investors with a more meaningful understanding of our ongoing and projected operating performance because they exclude (i) expenses that pertain to non-routine restructuring events, and (ii) non-cash charges that are substantially dependent on changes in the market price of our common stock. The Company believes these non-GAAP financial measures help indicate underlying trends in the Company’s business and are important in comparing current results with prior period results and understanding expected operating performance. Also, management uses these non-GAAP financial measures to establish budgets and operational goals, and to manage the Company's business and to evaluate its performance.

About Acorda Therapeutics
Acorda Therapeutics develops therapies to restore function and improve the lives of people with neurological disorders. INBRIJA® (levodopa inhalation powder) is approved for intermittent treatment of OFF episodes in adults with Parkinson’s disease treated with carbidopa/levodopa. INBRIJA is not to be used by patients who take or have taken a nonselective monoamine oxidase inhibitor such as phenelzine or tranylcypromine within the last two weeks. INBRIJA utilizes Acorda’s innovative ARCUS® pulmonary delivery system, a technology platform designed to deliver medication through inhalation. Acorda also markets the branded AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg.

Forward-Looking Statements
This press release includes forward-looking statements. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including: we may not be able to successfully market Inbrija or any other products under development; we may need to raise additional funds to finance our operations, repay outstanding indebtedness or satisfy other obligations, and we may not be able to do so on acceptable terms or at all; risks associated with complex, regulated manufacturing processes for pharmaceuticals, which could affect whether we have sufficient commercial supply of Inbrija to meet market demand; third party payers (including governmental agencies) may not reimburse for the use of Inbrija or our other products at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; competition for Inbrija, Ampyra and other products we may develop and market in the future, including increasing competition and accompanying loss of revenues in the U.S. from generic versions of Ampyra (dalfampridine) following our loss of patent exclusivity; the ability to realize the benefits anticipated from acquisitions, among other reasons because acquired development programs are generally subject to all the risks inherent in the drug development process and our knowledge of the risks specifically relevant to acquired programs generally improves over time; the risk of unfavorable results from future studies of Inbrija (levodopa inhalation powder) or from our other research and development programs, or any other acquired or in-licensed programs ; the occurrence of adverse safety events with our products; the outcome (by judgment or settlement) and costs of legal, administrative or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative or class action litigation; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third party intellectual property licenses needed for the commercialization of our products; and failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

These and other risks are described in greater detail in our filings with the Securities and Exchange Commission. We may not actually achieve the goals or plans described in our forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this press release are made only as of the date hereof, and we disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.